Exhibit 4.3
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
     THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 12, 2009, is made and entered into by and among VIA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and each of the parties listed on Exhibit A hereto, as such Exhibit A may be amended from time to time (collectively, the “Stockholders”). For the purposes of this Agreement, the term “Company” shall be deemed to include and refer to any successor in interest to the Company, whether by means of statutory conversion, merger, consolidation, recapitalization, reorganization or otherwise.
RECITALS
     WHEREAS, certain of the Stockholders are parties to the Amended and Restated Registration Rights Agreement, dated as of June 5, 2007 (the “Prior Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights under the Securities Act with respect to shares of Common Stock held by such Stockholders;
     WHEREAS, the Company and certain Stockholders party hereto are entering into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) and Promissory Notes (the “Promissory Notes”), each dated the date hereof, and as an inducement and partial consideration for such Stockholders entering into such Purchase Agreement and Promissory Notes, the Company is issuing to such Stockholders Warrants to Purchase Common Stock of VIA Pharmaceuticals, Inc. (collectively, the “Warrants”), dated as of the date hereof, pursuant to which the Company is granting to such Stockholders the right to purchase from the Company an aggregate of 83,333,333 shares of Common Stock on the terms and conditions set forth in the Warrants;
     WHEREAS, in accordance with the terms of the Purchase Agreement and the Warrants, the Company desires to grant certain registration rights to the Stockholders party to the Warrants with respect to the shares of Common Stock underlying the Warrants;
     WHEREAS, the provisions of the Prior Registration Rights Agreement may be amended or waived at any time by written agreement of the Company and the Stockholders of at least a majority of the Registrable Securities (as defined in the Prior Registration Rights Agreement); and
     WHEREAS, the Company and the Stockholders of at least a majority of the Registrable Securities (as defined in the Prior Registration Rights Agreement) desire to amend and restate the Prior Registration Rights Agreement in its entirety to provide for such registration rights to the Stockholders party to the Warrants.
     NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1. Certain Definitions.
     In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:
     “Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” means this Second Amended and Restated Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Second Amended and Restated Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.
     “Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in the city of San Francisco, California are authorized or obligated by law or executive order to close.
     “Common Stock” means the common stock, par value $0.001 per share, of the Company.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rule and regulations of the SEC thereunder, as the same shall be in effect from time to time.
     “FINRA” means the Financial Industry Regulatory Authority.
     “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, governmental entity or any department, agency or political subdivision thereof.
     “Prospectus” means the prospectus or prospectuses forming a part of, or deemed to form a part of, or included in, or deemed included in, any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.
     “Registrable Common Stock” means at any time, any of the following owned by any equity holder of the Company party to this Agreement: (i) Common Stock or other equity securities of the Company in which the Common Stock then outstanding shall be reclassified or changed, including by reason of a merger, consolidation, reorganization, recapitalization or statutory conversion; (ii) Common Stock issuable upon exercise of the Warrant; and (iii) any equity securities of the Company then outstanding which were issued as, or were issued directly or indirectly upon the conversion, exchange or exercise of other equity securities issued or issuable as a dividend, stock split or other distribution with respect or in replacement of any equity securities referred to in (i) or (ii) of this definition; provided, however, that Registrable Common Stock shall not include any shares of Common Stock (A) which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or (B) which, in the opinion of counsel to the Company, are eligible for resale by the Stockholder under Rule 144 without volume or manner-of-sale restrictions.
     “Registration Statement” means any registration statement of the Company that covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.
     “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.
     “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rule and regulations of the SEC thereunder, as the same shall be in effect from time to time.
     “underwritten registration or underwritten offering” means an offering in which securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) for resale to the public.
     2. Demand Registrations.
     (a) Requests for Registration. Subject to the terms of this Agreement, at any time beginning after the date hereof, the Stockholders may request registration under the Securities Act of all or part of their then outstanding Registrable Common Stock and upon request, the Company shall use its reasonable best efforts to promptly file a registration statement on Form S-1 or any similar long-form registration (“Long-Form Registration”) or, if available, on Form S-3 or any similar short-form registration statement (“Short-Form Registration”). All registrations requested pursuant to Section 2 are referred herein as “Demand Registrations.” Each request for a Demand Registration shall specify the number of Registrable Common Stock requested to be registered. Demand Registrations shall be underwritten registrations if so requested and the selling Stockholders shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten registrations by the Company (subject to the approval of the Stockholders of a majority of the Registrable Common Stock requesting the Demand Registration, which approval shall not be unreasonably withheld or delayed).

Within 10 days after receipt of any written request pursuant to this Section 2, the Company will give written notice of such request to all other Stockholders of Registrable Common Stock and will use its reasonable best efforts to include in such registration all Registrable Common Stock with respect to which the Company has received written requests for inclusion within 20 days after delivery of the Company’s notice.
     (b) Long-Form Registrations. The Stockholders of at least a majority of the Registrable Common Stock then outstanding will be entitled to request an unlimited number of Long-Form Registrations; provided, however, that with respect to any requests under this Section 2(b), (i) the anticipated aggregate offering amount of the Registrable Common Stock covered by such registration exceeds $1,000,000 (net of underwriting discounts and commissions) and (ii) the Company is not eligible at the time of the request to file a Short-Form Registration that would register the amount of Registrable Common Stock included in such request. The Company shall not be obligated to effect, or to take any action to effect, any Long-Form Registration during the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 4 hereof.
     (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2(b) above, the Stockholders of at least 25% of the Registrable Common Stock then outstanding will be entitled to request an unlimited number of Short-Form Registrations; provided, however, that with respect to any requests under this Section 2(c), (i) the Company is eligible to register securities issued by it on a Short-Form Registration and (ii) the anticipated aggregate offering amount of the Registrable Common Stock covered by such registration exceeds $1,000,000 (net of underwriting discounts and commissions). Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short-form that would register the amount of Registrable Common Stock included in such request. If a Short-Form Registration is to be an underwritten offering, and if the underwriters for marketing or other reasons request the inclusion in the Registration Statement of information which is not required under the Securities Act to be included in a registration statement on the applicable form for the Short-Form Registration, the Company will provide such information as may be reasonably requested for inclusion by the underwriters in the Short-Form Registration.
     (d) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the inclusion of the number of Registrable Common Stock and other securities requested to be included exceeds the number of securities which can be sold in the offering without adversely affecting the marketability of such offering, then the managing underwriter may exclude securities (including Registrable Common Stock) from the registration and the underwriting and the number of securities that may be included in such registration and underwriting shall include first, the Registrable Common Stock requested to be included in such registration, pro rata among the Stockholders on the basis of the total number of Registrable Common Stock owned by each such Stockholder and second, other equity securities requested to be included in such registration to be allocated pro rata among the holders thereof on the basis of the number of such equity securities owned by each such holder.

     (e) Restrictions on Demand Registrations. The Company will not be obligated to effect (i) any Long-Form Registration within 180 days after the effective date of a previous Long-Form Registration or within 90 days after the effective date of a previous Short-Form Registration and (ii) any Short-Form Registration within 90 days after the effective date of a previous Short-Form Registration or Long-Form Registration. With respect to any Demand Registration, if (i) the Board of Directors of the Company reasonably and in good faith determines that such filing would be seriously detrimental to the Company or its stockholders, or would require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on the Company or any plan or proposal by the Company or any of its subsidiaries to engage in any acquisition or disposition of assets or equity securities (other than in the ordinary course of business) or any merger, consolidation, tender offer, material financing or other significant transaction and (ii) the Company shall furnish the Stockholders who have requested a Demand Registration a certificate signed by an executive officer of the Company to such effect, the Company may postpone for up to 90 days the filing or the effectiveness of a Registration Statement for a Demand Registration; provided, however, that such 90 day time period may be extended to 120 days with the consent of the Stockholders holding at least a majority of the Registrable Common Stock then outstanding; and provided, further, that the Company may not postpone the filing or effectiveness of a Registration Statement for a Demand Registration for more than 90 days (or 120 days if extended as provided above) during any 12-month period.
     3. Shelf Registrations.
     (a) Right to Shelf Registration. Subject to the terms of this Agreement, the Stockholders of at least a majority of the Registrable Common Stock then outstanding shall be entitled to make a request for a Demand Registration, pursuant to which the Company files a shelf registration statement with respect to all or part of their Registrable Common Stock pursuant to Rule 415, on either Form S-1 or Form S-3 (including the Prospectus, amendments and supplements to the shelf registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such shelf registration statement, the “Shelf Registration Statement”). The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC as soon as practicable after such filing, and shall use its reasonable best efforts to keep the Shelf Registration Statement effective and updated, from the date such Shelf Registration Statement is declared effective until the earliest to occur of (i) such time as the Stockholder requesting the Shelf Registration Statement has sold all of its Registrable Securities registered pursuant to the Shelf Registration Statement, and (ii) a period of three years in the aggregate plus the duration of any Blackout Period. Notwithstanding anything contained herein to the contrary, in the event that the SEC limits the amount of Registrable Common Stock that may be included and sold by Stockholders in the Shelf Registration Statement pursuant to Rule 415, or any other basis, the Company may reduce the number of Registrable Common Stock included in the Shelf Registration Statement on behalf of the Stockholders (in case of an exclusion as to a portion of such Registrable Common Stock, such portion to be allocated pro rata among the Stockholders on the basis of the total number of Registrable Common Stock owned by each such Stockholder). The Company will then use its reasonable best efforts at the first opportunity that is permitted by the SEC, but in no event later than 180 days from the date the Shelf Registration Statement was declared effective, to register the Registrable Common Stock that have been excluded from being registered.

     (b) Restrictions on Shelf Registrations. With respect to any Shelf Registration Statement, if (i) the Board of Directors of the Company reasonably and in good faith determines that such filing would be seriously detrimental to the Company or its stockholders, or require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on the Company or any plan or proposal by the Company or any of its subsidiaries to engage in any acquisition or disposition of assets or equity securities (other than in the ordinary course of business) or any merger, consolidation, tender offer, material financing or other significant transaction and (ii) the Company shall furnish the Stockholders who have requested a Shelf Registration a certificate signed by an executive officer of the Company to such effect, the Company may postpone for up to 90 days the filing or the effectiveness of a Registration Statement for a Shelf Registration; provided, however, that such 90 day time period may be extended to 120 days with the consent of the Stockholders holding at least a majority of the Registrable Common Stock then outstanding; and provided, further, that the Company may not postpone the filing or effectiveness of a Registration Statement for a Shelf Registration for more than 90 days (or 120 days if extended as provided above) during any 12-month period.
     4. Piggyback Registrations.
     (a) Right to Piggyback. Whenever the Company proposes to register for sale any of its equity securities (or securities that are convertible into equity securities) pursuant to a registration statement (a “Piggyback Registration Statement”) under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or otherwise (a “Piggyback Registration”), the Company shall give prompt written notice to the Stockholders of its intention to effect such registration and, subject to Section 4(b) and Section 4(c), will use reasonable best efforts to include in such transaction all Registrable Common Stock with respect to which the Company has received written requests for inclusion specifying the number of equity securities desired to be registered, which request shall be delivered within 20 days after the delivery of the Company’s notice; provided, however, that with respect to any Piggyback Registration, the Stockholders of a majority of Registrable Common Stock shall have the right to waive and forego, as against themselves and all other Stockholders of Registrable Common Stock, the right to include any Registrable Common Stock in such Piggyback Registration. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.
     (b) Priority on Primary Registrations. If a Piggyback Registration is initiated as an underwritten primary registration on behalf of the Company where the primary use of proceeds does not include the repurchase, redemption, acquisition or retirement of capital stock of the Company (a “Stock Repurchase”), and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities the Company proposes to sell, (ii) second, to the Registrable Common Stock requested to be included in such registration by the Stockholders, pro rata among the Stockholders on the basis of the total number of Registrable Common Stock owned by each such Stockholder and (iii) third, among other equity securities requested to be included in such registration by other stockholders of the Company to be allocated pro rata among the holders thereof on the basis of the number of such equity securities owned by each such holder.
     (c) Priority on Secondary Registrations. If a Piggyback Registration is initiated as an underwritten secondary registration on behalf of holders of the Company’s securities (other than Registrable Common Stock) or on behalf of the Company where the use of proceeds includes a Stock Repurchase, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities requested to be included therein by the holders of such securities, pro rata among such holders and the Company on the basis of the number of securities owned by each such holder and the Company and (ii) second, to the Registrable Common Stock requested to be included in such registration by the Stockholders, pro rata among the Stockholders on the basis of the total number of Registrable Common Stock owned by each such Stockholder.
     (d) Selection of Underwriters. In connection with any Piggyback Registration that is an underwritten registration, the Company will have the right to select the managing underwriters of such underwritten offering.
     5. Other Registrations.
     The Company shall not grant to any Person the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 or on Form S-4 (or any successor forms thereto), to request the Company to register any securities of the Company except such rights as are not more favorable than the rights granted to the Stockholders hereunder.
     6. Holdback Agreements.
     Each Stockholder of Registrable Common Stock whose Registrable Common Stock is included in a Piggyback Registration Statement pursuant to Section 4 hereof and the Company agree not to, and the Company shall use its reasonable best efforts to obtain agreements (in the underwriters’ customary form) from its directors, executive officers and beneficial owners of 5% or more of the Company’s outstanding voting stock not to, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of the Company or enter into any hedging transaction relating to any equity securities of the Company during the shorter of 90 days or such period of time advised by the underwriters (plus a 17 day extension period, if required by the underwriter(s) to comply with FINRA conduct rules regarding research), beginning on the effective date of any underwritten Piggyback Registration Statement or the pricing date of any underwritten offering pursuant to any Registration Statement (except as part of such underwritten offering or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto).
     7. Registration Procedures.
     (a) Whenever the Stockholders have requested that any Registrable Common Stock be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Common Stock in accordance with the intended method of disposition thereof and, pursuant thereto, the Company will as expeditiously as possible:
     (i) prepare and, as soon as practicable after the end of the period within which requests for registration may be given to the Company, file with the SEC a Registration Statement with respect to such Registrable Common Stock and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any prospectus supplement for a shelf takedown), will furnish copies of all such documents proposed to be filed to one counsel designated by the Stockholders of a majority of the Registrable Common Stock covered by such Registration Statement;
     (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for an aggregate of three years, in the case of a Shelf Registration Statement (plus, the duration of any Blackout Period), or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Stockholders thereof set forth in such Registration Statement and, in the case of the Shelf Registration Statement, prepare such prospectus supplements containing such disclosures as may be reasonably requested by the Stockholders in connection with each shelf takedown;
     (iii) furnish to each selling Stockholder such number of copies of such Registration Statement, each amendment and supplement thereto, each Prospectus (including each preliminary Prospectus and Prospectus supplement) and such other documents as the selling Stockholder may reasonably request in order to facilitate the disposition of the Registrable Common Stock, provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company;

     (iv) use its reasonable best efforts to register or qualify such Registrable Common Stock under such other securities or blue sky laws of such jurisdictions (domestic or foreign) as each selling Stockholder reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable each selling Stockholder to consummate the disposition in such jurisdictions of the Registrable Common Stock (provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(iv), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);
     (v) notify each selling Stockholder, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which any Prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Stockholder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter supplemented and/or amended, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;
     (vi) in the case of an underwritten offering, (i) enter into such agreements (including underwriting agreements in customary form) and (ii) take all such other actions as the Stockholders of a majority of the Registrable Common Stock being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock;
     (vii) make available for inspection by any selling Stockholder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by the Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such selling Stockholder, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, however, that any records, information or documents that are furnished by the Company and that are non-public shall be used only in connection with such registration and shall be kept strictly confidential by any selling Stockholder of Registrable Common Stock except to the extent disclosure of such records, information or documents is required by written order of a court or other governmental authority having jurisdiction;
     (viii) use its reasonable best efforts to cause all such Registrable Common Stock to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

     (ix) provide a transfer agent and registrar for all such Registrable Common Stock not later than the effective date of such Registration Statement;
     (x) if requested, use its reasonable best efforts to cause to be delivered, immediately prior to the pricing of any underwritten offering, immediately prior to effectiveness of each Registration Statement (and, in the case of an underwritten offering, at the time of closing of the sale of Registrable Common Stock pursuant thereto), letters from the Company’s independent registered public accountants addressed to the selling Stockholders and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with primary underwritten public offerings;
     (xi) make generally available to its stockholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act;
     (xii) make senior executives of the Company reasonably available to assist the underwriter(s) with respect to, and accompany the underwriter(s) on, the so-called “road show” in connection with the marketing efforts for, and the distribution and sale of Registrable Common Stock pursuant to a Registration Statement; and
     (xiii) notify each selling Stockholder and the underwriter(s), if any:
(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
(2) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and
(3) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.

     (b) The Company shall make available to each selling Stockholder, upon request, (i) one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement or to any of the documents incorporated by reference therein, and (ii) such number of copies of each Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as the selling Stockholder or any underwriter may reasonably require in order to facilitate the disposition of the Registrable Common Stock. The Company will notify each selling Stockholder of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any supplement or amendment to such Shelf Registration Statement or of any Prospectus supplement. The Company will respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.
     (d) The Company may require each selling Stockholder to furnish to the Company any other information regarding the Stockholder and the distribution of such securities as the Company reasonably determines, based on the advice of counsel, is required to be included in any Registration Statement.
     (e) The Stockholders agree that, upon notice from the Company of the happening of any event as a result of which the Prospectus included (or deemed included) in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), the Stockholders will forthwith discontinue disposition of Registrable Common Stock pursuant to such Registration Statement for a reasonable length of time not to exceed 20 days until the Stockholders are advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 9(a) hereof; provided, however, that such postponement of sales of Registrable Common Stock by the Stockholders shall not exceed 60 days in the aggregate in any 12 month period. If the Company shall give the Stockholders any Suspension Notice, the Company shall extend the period of time during which the Company is required to maintain the applicable Registration Statements effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such Suspension Notice to and including the date the Stockholders either are advised by the Company that the use of the Prospectus may be resumed or receive the copies of the supplemented or amended Prospectus contemplated by Section 7(a) (a “Blackout Period”). In any event, the Company shall not be entitled to deliver more than a total of three Suspension Notices in any 12 month period.

     8. Registration Expenses.
     (a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration fees and FINRA filing fees), fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Common Stock), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.
     (b) In connection with each registration initiated hereunder (whether a Demand Registration, Shelf Registration Statement or a Piggyback Registration), the Company shall pay, or shall reimburse the Stockholders for, the reasonable fees and disbursements of one law firm chosen by the Stockholders of a majority of the Registrable Common Stock included in such registration (to represent all of the Stockholders of Registrable Common Stock included in any registration) as its counsel in connection with each Registration Statement and sale of Registrable Common Stock pursuant thereto; provided, however, that such reimbursement shall not exceed $50,000.
     (c) The obligation of the Company to bear the expenses described in Section 8(a) and to pay or reimburse the Stockholders for the expenses described in Section 8(b) shall apply irrespective of whether a registration, once properly requested becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur or whether any sales of Registrable Common Stock ultimately take place.
     9. Indemnification.
     (a) The Company shall indemnify, to the fullest extent permitted by law, each Stockholder and its officers, directors, employees and Affiliates and each Person who controls such Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, preliminary Prospectus or any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable “blue sky” laws, except insofar as the same are made in reliance and in conformity with information relating to each Stockholder furnished in writing to the Company by the Stockholder expressly for use therein. In connection with an underwritten offering, the Company shall indemnify such underwriter(s), their officers, employees and directors and each Person who controls such underwriter(s) (within the meaning of the Securities Act) at least to the same extent as provided above with respect to the indemnification of each Stockholder.

     (b) In connection with any Registration Statement in which a Stockholder is participating, each Stockholder shall furnish to the Company in writing such information as the Company reasonably determines, based on the advice of counsel, is required to be included in any such Registration Statement or Prospectus and, each Stockholder agrees severally and not jointly to indemnify, to the fullest extent permitted by law, the Company, its officers, employees, directors, Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to each Stockholder furnished in writing to the Company by the Stockholder expressly for use therein and the liability of each such Stockholder shall not be greater than the amount of gross proceeds received by such Stockholder upon such sale.
     (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.
     (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.
     (e) If the indemnification provided for in or pursuant to this Section 9 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of each such Stockholder be greater in amount than the amount of gross proceeds received by such Stockholder upon such sale.
     10. Rule 144.
     The Company agrees to use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Stockholder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144 to the extent required to enable each Stockholder to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of a Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such information and requirements.
     11. Transfer of Registration Rights.
     (a) Each Stockholder may transfer all or any portion of its then remaining rights under this Agreement to any Person (each, a “transferee”). Any transfer of registration rights pursuant to this Section 11 shall be effective upon receipt by the Company of (i) written notice from each such Stockholder stating the name and address of any transferee and identifying the amount of Registrable Common Stock with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (ii) a written agreement from the transferee to be bound by all of the terms of this Agreement. In connection with any such transfer, the term “Stockholder” as used in this Agreement shall, where appropriate to assign such rights to such transferee, be deemed to refer to the transferee holder of such Registrable Common Stock. The Stockholders and such transferees may exercise the registration rights hereunder in such proportion (not to exceed the then remaining rights hereunder) as they shall agree among themselves.
     (b) After such transfer, such Stockholder shall retain its rights under this Agreement with respect to all other Registrable Common Stock owned by the Stockholder.

     12. Termination.
     No Stockholder of Registrable Common Stock shall be entitled to exercise any registration rights provided in this Agreement after the earlier of (i) March 12, 2014, or (ii) such time as Rule 144 is available for the sale of all of such Stockholder’s shares of Common Stock without volume or manner-of-sale restrictions.
     13. Miscellaneous.
     (a) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered, via facsimile transmission (with confirmation) or mailed postage prepaid by registered or certified mail (return receipt requested) to the following addresses, or such other address as any party hereto designates by written notice to the Company, and shall be deemed to have been given upon delivery, if delivered by hand or via facsimile, or three Business Days after mailing, if mailed:
          To the Company:
VIA Pharmaceuticals, Inc.
750 Battery Street, Suite 330
San Francisco, CA 94111
Attn: James G. Stewart
Facsimile No.: 415-283-2201
          with a copy to (which shall not constitute notice):
Latham & Watkins LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, IL 60606
Attention: Michael Pucker
Facsimile No.: 312-993-9767
          To any Stockholder of Registrable Common Stock:
to the address of such Stockholder as the same appears on Exhibit A hereto (with copies to any parties identified thereon) or, otherwise on the books and records of the Company.
     (b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (c) Amendments and Waivers. Except as otherwise provided in this Agreement, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Stockholders of at least a majority of the Registrable Common Stock; provided, however, that the provisions of this Agreement may not be amended or waived without the consent of a Stockholder if such amendment or waiver disproportionately and adversely affects such Stockholder without similarly affecting the rights of all such Stockholders holding Registrable Common Stock. Any waiver, permit, consent or approval of any kind or character on the part of any such Stockholders of any provision or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this Section 13(c) shall be binding upon each holder of Registrable Common Stock and the Company.
     (d) Successors and Assigns. Except as otherwise provided in this Agreement, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.
     (e) Governing Law. This Agreement and the rights and duties of the parties shall be governed by the laws of the state of Delaware (without regard to conflicts of laws principles).
     (f) Disputed Matters. Except as otherwise provided in this Agreement, any controversy or dispute arising out of this Agreement, interpretation of any of the provisions hereof, or the action of the Stockholder hereunder shall be submitted to arbitration in San Francisco, California before the American Arbitration Association under the commercial arbitration rules then obtaining of such Association. Any award or decision obtained from any such arbitration proceeding shall be final and binding on the parties, and judgment upon any award thus obtained may be entered in any court having jurisdiction hereof. No action at law or in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by the Stockholder except (i) an action to compel arbitration pursuant to this Section 13(e) or (ii) an action to enforce an award obtained in an arbitration proceeding in accordance with this Section 13(e), in which case, the provisions of Section 13(g) and Section 13(h) shall apply. For the avoidance of doubt, the provisions of Section 13(g) and Section 13(h) shall be subordinate to and shall only apply in connection with an action at law or in equity based upon clauses (i) and/or (ii) of the immediately preceding sentence of this Section 13(e).
     (g) Consent to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN SAN FRANCISCO, CALIFORNIA, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT IN SAN FRANCISCO, CALIFORNIA AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (h) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THESE TERMS AND PROVISIONS CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.
     (i) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
     (j) Entire Agreement. This Agreement, together with all other agreements entered into by the parties hereto in connection therewith, constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings, including, without limitation, the Prior Registration Rights Agreement.
     (k) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.
     (l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
     (m) Aggregation of Stock. All Registrable Common Stock held by or acquired by any Affiliate will be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     (n) Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.
[Signature Pages Follow]

     IN WITNESS WHEREOF, this Second Amended and Restated Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.
VIA PHARMACEUTICALS, INC.

By:	/s/ Lawrence K. Cohen
	Name:	Lawrence K. Cohen
	Title:	President and Chief Executive Officer

[Signature Page to Second Amended and Restated Registration Rights Agreement]

BAY CITY CAPITAL FUND IV, L.P. By: Bay City Capital Management IV LLC Its: General Partner By: Bay City Capital LLC, its manager
By:	/s/ Fred Craves
	Name:	Fred Craves
	Title:	Manager and Managing Director

BAY CITY CAPITAL FUND IV CO-INVESTMENT FUND, L.P. By: Bay City Capital Management IV LLC Its: General Partner By: Bay City Capital LLC, its manager
By:	/s/ Fred Craves
	Name:	Fred Craves
	Title:	Manager and Managing Director
[Signature Page to Second Amended and Restated Registration Rights Agreement]

/s/ Thomas Quertermous
Thomas Quertermous
[Signature Page to Second Amended and Restated Registration Rights Agreement]

/s/ Adeoye Olukotun
Adeoye Olukotun
[Signature Page to Second Amended and Restated Registration Rights Agreement]

DOUGLASS AND KIM GIVEN REVOCABLE TRUST
By:	/s/ Douglass Given
Douglass Given, not individually, but solely
in his capacity as trustee of the Trust
[Signature Page to Second Amended and Restated Registration Rights Agreement]

/s/ Lawrence Cohen
Lawrence Cohen
[Signature Page to Second Amended and Restated Registration Rights Agreement]

/s/ Raymond Tabibiazar
Raymond Tabibiazar
[Signature Page to Second Amended and Restated Registration Rights Agreement]

Exhibit A
STOCKHOLDERS
Name/Address:

Bay City Capital Fund IV, L.P.
Bay City Capital Fund IV Co-Investment Fund, L.P.
750 Battery Street
Suite 400
San Francisco, CA 94111

Thomas Quertermous
810 Lathrop Drive
Stanford, CA 94305

Adeoye Olukotun
125 Hopewell-Wertsville Road
Hopewell, NJ 08525

Douglass and Kim Given Revocable Trust
133 Burns Avenue
Atherton, CA 94027

Lawrence Cohen
10065 Broadway Terrace
Oakland, CA 94611

Raymond Tabibiazar
2150 Sterling Avenue
Menlo Park, CA 94025

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